UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	September 30, 2015

Ameris Bancorp
(Exact Name of Registrant as Specified in Charter)

Georgia	001-13901	58-1456434
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

310 First Street, S.E., Moultrie, Georgia	31768
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(229) 890-1111

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 30, 2015, Ameris Bancorp, a Georgia corporation (“Ameris”), and Jacksonville Bancorp, Inc., a Florida corporation (“Jacksonville”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which Jacksonville will merge into Ameris, with Ameris as the surviving entity (the “Merger”). The Merger Agreement provides that, immediately following the Merger, The Jacksonville Bank, a Florida bank wholly owned by Jacksonville, will be merged into Ameris Bank, a Georgia bank wholly owned by Ameris, with Ameris Bank as the surviving entity (the “Bank Merger”).

Under the terms and subject to the conditions of the Merger Agreement, Jacksonville’s shareholders will have the right to receive 0.5861 shares of Ameris common stock or $16.50 in cash for each share of the common stock and nonvoting common stock of Jacksonville they hold. The total consideration in the Merger will be prorated as necessary to ensure that 25% of the total outstanding shares of common stock and nonvoting common stock of Jacksonville will be exchanged for cash and 75% of the total outstanding shares of common stock and nonvoting common stock of Jacksonville will be exchanged for shares of Ameris common stock. The Merger Agreement provides that immediately prior to the closing of the Merger, Jacksonville’s stock options and restricted stock unit awards will fully vest and be cancelled and thereafter entitle the holders thereof to receive cash consideration (based on the value of the Ameris common stock near the time of closing) for such options and restricted stock units, as specified in the Merger Agreement.

The Merger Agreement has been unanimously approved by the boards of directors of each of Ameris and Jacksonville. The closing of the Merger is subject to the required approval of Jacksonville’s shareholders, requisite regulatory approvals, the effectiveness of the registration statement to be filed by Ameris with respect to the stock to be issued in the Merger and other customary closing conditions. The Merger is expected to close during the first quarter of 2016.

The Merger Agreement contains usual and customary representations and warranties that Ameris and Jacksonville made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract between Ameris and Jacksonville and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating its terms. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used to allocate risk between Ameris and Jacksonville rather than establishing matters as facts.

The Merger Agreement may be terminated in certain circumstances, including: (i) by mutual written agreement of the parties; (ii) by either party in the event that, under certain circumstances, the Merger shall not have been consummated by June 30, 2016; (iii) by either party in the event of a breach by the other party of any representation, warranty or obligation contained in the Merger Agreement which has not been cured within thirty days and which breach would be reasonably likely to result in a failure to satisfy any applicable closing condition; (iv) by either party if final action has been taken by a regulatory agency whose approval is required for the Merger or the Bank Merger, which final action has become final and nonappealable and does not approve the Merger or the Bank Merger, or a governmental authority enacts a law or judgment which would make the Merger or the Bank Merger illegal; (v) by Ameris if the Jacksonville board fails to make recommendation to the shareholders of Jacksonville to approve the Merger Agreement, or Jacksonville has materially breached its covenant not to solicit alternative acquisition proposals; (vi) by either party if the requisite Jacksonville shareholder approval is not obtained; (vii) by Jacksonville in the event that the price of Ameris common stock decreases in comparison to the specified ratio provided in the Merger Agreement and Ameris elects not to increase the merger consideration to be received by the shareholders of Jacksonville; or (viii) by Jacksonville, prior to Jacksonville shareholder approval, to enter into a superior proposal. Upon termination of the Merger Agreement by Jacksonville to enter into a superior proposal or by Ameris where the Jacksonville board fails to make recommendation to the shareholders of Jacksonville to approve the Merger Agreement or Jacksonville has materially breached its covenant not to solicit alternative acquisition proposals, Jacksonville will be required to pay Ameris a termination fee equal to approximately $3.8 million.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of such document, which is filed as Exhibit 2.1 hereto and is incorporated herein by reference.

Participants in the Merger Solicitation

Ameris and Jacksonville, and certain of their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of Jacksonville in respect of the Merger. Information regarding the directors and executive officers of Ameris and Jacksonville and other persons who may be deemed participants in the solicitation of the shareholders of Jacksonville in connection with the Merger will be included in the proxy statement/prospectus for Jacksonville’s special meeting of shareholders, which will be filed by Ameris with the Securities and Exchange Commission (the “SEC”). Information about Ameris’s directors and executive officers can also be found in Ameris’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on April 17, 2015, and other documents subsequently filed by Ameris with the SEC. Information about Jacksonville’s directors and executive officers can also be found in Jacksonville’s definitive proxy statement in connection with its 2015 annual meeting of shareholders, as filed with the SEC on March 24, 2015, and other documents subsequently filed by Jacksonville with the SEC. Additional information regarding the interests of such participants will be included in the proxy statement/prospectus and other relevant documents regarding the Merger filed with the SEC when they become available.

Item 8.01	Other Events.

On October 1, 2015 Ameris issued a press release announcing that Ameris and Jacksonville had entered into the Merger Agreement. A copy of that press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 8.01 by this reference.

On October 1, 2015, Ameris also held an investor conference call to discuss the Merger. The investor presentation material related to the Merger and referenced and made available in connection with the investor conference call is attached hereto as Exhibit 99.2 and is incorporated into this Item 8.01 by this reference. The investor presentation material is also available on Ameris’s internet website.

All information included in the press release and the investor presentation material is presented as of the respective dates thereof, and Ameris does not assume any obligation to correct or update such information in the future.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

2.1	Agreement and Plan of Merger dated as of September 30, 2015 by and between Ameris Bancorp and Jacksonville Bancorp, Inc.

99.1	Press release dated October 1, 2015

99.2	Investor Presentation Material

Cautionary Statements Regarding Forward-Looking Information

This Current Report contains “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. In general, forward-looking statements usually use words such as “may,” “believe,” “expect,” “anticipate,” “intend,” “will,” “should,” “plan,” “estimate,” “predict,” “continue” and “potential” or the negative of these terms or other comparable terminology, including statements related to the expected timing of the closing of the Merger, the expected returns and other benefits of the Merger, to shareholders, expected improvement in operating efficiency resulting from the Merger, estimated expense reductions resulting from the transactions and the timing of achievement of such reductions, the impact on and timing of the recovery of the impact on tangible book value, and the effect of the Merger on Ameris’s capital ratios. Forward-looking statements represent management’s beliefs, based upon information available at the time the statements are made, with regard to the matters addressed; they are not guarantees of future performance. Forward-looking statements are subject to numerous assumptions, risks and uncertainties that change over time and could cause actual results or financial condition to differ materially from those expressed in or implied by such statements.

Factors that could cause or contribute to such differences include, but are not limited to, the possibility that expected benefits may not materialize in the timeframes expected or at all, or may be more costly to achieve; that the Merger may not be timely completed, if at all; that prior to completion of the Merger or thereafter, the parties’ respective businesses may not perform as expected due to transaction-related uncertainties or other factors; that the parties are unable to implement successful integration strategies; that the required regulatory, shareholder or other closing conditions are not satisfied in a timely manner, or at all; reputational risks and the reaction of the parties’ customers to the Merger; diversion of management time to Merger-related issues; and other factors and risk influences contained in the cautionary language included under the headings “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” in Ameris’s Form 10-K for the year ended December 31, 2014 and other documents subsequently filed by Ameris with the SEC. Consequently, no forward-looking statement can be guaranteed. Neither Ameris nor Jacksonville undertakes any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For any forward-looking statements made in this Current Report on Form 8-K, the exhibits hereto or any related documents, Ameris and Jacksonville claim protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Additional Information and Where to Find It

This communication is being made in respect of the Merger involving Ameris and Jacksonville. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. In connection with the Merger, Ameris will file with the SEC a registration statement on Form S-4 that will include a proxy statement/prospectus for the shareholders of Jacksonville. Ameris also plans to file other documents with the SEC regarding the Merger with Jacksonville. Jacksonville will mail the final proxy statement/prospectus to its shareholders. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS AND SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE MERGER AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER. The proxy statement/prospectus, as well as other filings containing information about Ameris and Jacksonville, will be available without charge, at the SEC’s website (http://www.sec.gov). Copies of the proxy statement/prospectus and other documents filed with the SEC in connection with the Merger can also be obtained, when available, without charge, from the Company’s website (http://www.amerisbank.com) and Jacksonville’s website (http://www.jaxbank.com).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AMERIS BANCORP

By:	/s/ Dennis J. Zember Jr.
Dennis J. Zember Jr.
Executive Vice President and Chief Financial Officer

Date: October 1, 2015

EXHIBIT INDEX

Exhibit No.	Exhibit

2.1	Agreement and Plan of Merger dated as of September 30, 2015 by and between Ameris Bancorp and Jacksonville Bancorp, Inc.

99.1	Press release dated October 1, 2015

99.2	Investor Presentation Material